SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934




DATE OF REPORT                                     July 18, 2001



                  Rhino Enterprises Group, Inc.,
                      A Nevada Corporation


          Nevada                                88-0333844
(State or other jurisdiction of              (I.R.S. Employer
Incorporation or organization)              identification No.)




                   2925 LBJ Freeway, Suite 188
                       Dallas, TX 75234
                        (972) 241-2669









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Effective July 16,2001, Rhino Enterprises Group, Inc. (OTCBB:
RHNO), Board of Directors has approved a reduction in the per share exercise price on 30,000 options each issued to David Livingston and Stephen Fryer, consultants to Rhino and affiliates of Donner Corp. International. The Board unanimously agreed to reduce the exercise price from $1.25 per share to $1.00 per share. Mr. Livingston and Mr. Fryer's options were previously granted in accordance with consulting agreements dated May 1, 2001.





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                        SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            Rhino Enterprises Group, Inc.
                            (Registrant)

Date: July 18, 2001         By:/S/ DANIEL H. WEAVER
                            --------------------------------
                            Daniel H. Weaver
                            Chief Financial Officer and duly
                            authorized officer




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